BUSINESS LOAN AGREEMENT

Principal $1,498,062.50	Loan Date 05-01-2008	Maturity 05-01-2013	Loan No 81290	Call / Coll	Account 0000128524	Officer 322	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item containing “***” has been omitted due to text length limitations.

Borrower:	ART’S—WAY MANUFACTURING CO., INC. (TIN: 42-0920725) 5556 HIGHWAY 9 WEST, PO BOX 288 ARMSTRONG, IA 50514	Lender:	WEST BANK MAIN BANK 1601 22ND STREET WEST DES MOINES, IA 50265 (515) 222-2300

Principal Amount: $1,498,062.50	Interest Rate: 5.750%	Date of Agreement: May 1, 2008

DESCRIPTION OF EXISTING INDEBTEDNESS. LOAN #81290 IN THE ORIGINAL AMOUNT OF $1,500,000.00 DATED 06/07/07 WITH A MATURITY DATE OF 05/01/17.

DESCRIPTION OF COLLATERAL. UNLIMITED SECURED GUARANTEES OF ARTS-WAY SCIENTIFIC, INC, AND ARTS-WAY VESSELS, INC.; SECURITY AGREEMENTS DATED 04/25/03 AND 04/20/07; REAL ESTATE MORTGAGES DATED 04/25/03, 10/09/07, AND 11/30/07.

DESCRIPTION OF CHANGE IN TERMS. MODIFY MATURITY DATE, INTEREST RATE AND PAYMENTS.

PROMISE TO PAY.  ART’S-WAY MANUFACTURING CO., INC.  (“Borrower”) promises to pay to WEST BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Four Hundred Ninety-eight Thousand Sixty-two & 50/100 Dollars ($1,498,062.50), together with interest at the rate of 5.750% per annum on the unpaid principal balance from May 1, 2008, until paid in full.  The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT.  Borrower will pay this loan in 59 regular payments of $12,550.00 each and one irregular last payment estimated at $1,144,714.20.  Borrower’s first payment is due June 1, 2008, and all subsequent payments are due on the same day of each month after that.  Borrower’s final payment will be due on May 1, 2013, and will be for all principal and all accrued interest not yet paid.  Payments include principal and interest.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  Interest on this loan is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

MAXIMUM INTEREST RATE. Under no circumstances will the interest rate on this loan exceed (except for any higher default rate shown below) the lesser of 7.500% per annum or the maximum rate allowed by applicable law.

PREPAYMENT PENALTY; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Agreement, Borrower understands that Lender is entitled to a minimum interest charge of $7.50.  Upon prepayment of this Agreement, Lender is entitled to the following prepayment penalty:  3% IF REFINANCED ELSEWHERE.  Other than Borrower’s obligation to pay any minimum interest charge and prepayment penalty, Borrower may pay all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule.  Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  WEST BANK, MAIN BANK, 1601 22ND STREET, WEST DES MOINES, IA 50265.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged $15.00.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by 2.000 percentage points.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Indebtedness.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

BUSINESS LOAN AGREEMENT
Loan No.: 81290	(continued)	Page 2

Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or ability to perform Borrower’s obligations under this Agreement or any of the Related Documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Cure Provisions.  If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default:  (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Iowa.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of POLK County, State of Iowa.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Agreement is secured by UNLIMITED SECURED GUARANTEES OF ARTS-WAY SCIENTIFIC, INC, AND ARTS-WAY VESSELS, INC.; SECURITY AGREEMENTS DATED 04/25/03 AND 04/20/07; REAL ESTATE MORTGAGES DATED 04/25/03, 10/09/07, AND 11/30/07.

BUSINESS LOAN AGREEMENT
Loan No.: 81290	(continued)	Page 3

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS.  If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement.  Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them.  Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

By:	COPY
CARRIE L. MAJESKI, President of ART’S-WAY MANUFACTURING CO., INC.

CARRIE L. MAJESKI, President of ART’S-WAY MANUFACTURING CO., INC.

BUSINESS LOAN AGREEMENT

Principal $1,498,062.50	Loan Date 05-01-2008	Maturity 05-01-2013	Loan No 81290	Call / Coll	Account 0000128524	Officer 322	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item containing “***” has been omitted due to text length limitations.

Borrower:	ART’S—WAY MANUFACTURING CO., INC. (TIN: 42-0920725) 5556 HIGHWAY 9 WEST, PO BOX 288 ARMSTRONG, IA 50514	Lender:	WEST BANK MAIN BANK 1601 22ND STREET WEST DES MOINES, IA 50265 (515) 222-2300

LOAN TYPE.  This is a Fixed Rate (5.750%) Nondisclosable Loan to a Corporation for $1,498,062.50 due on May 1, 2013.  This is a secured renewal loan.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

☐ Personal, Family, or Household Purposes or Personal Investment.

☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE.  The specific purpose of this loan is:  CONSOLIDATION.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied.  Please disburse the loan proceeds of $1,498,062.50 as follows:

Amount paid on Borrower’s account:	$1,498,062.50
$1,498,062.50 Payment on Loan # 81290

Note Principal:	$1,498,062.50

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DISBURSEMENT REQUEST AND AUTHORIZATION AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER.  THIS AUTHORIZATION IS DATED MAY 1, 2008.

BORROWER:

By:	/s/ Carrie L. Majeski
CARRIE L. MAJESKI, President of ART’S-WAY MANUFACTURING CO., INC.